UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):        August 5, 2009

NALCO HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32342	16-1701300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL		60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Pursuant to its director compensation policy and timing policy for equity grants, Nalco Holding Company (the “Company”) granted 2,095 restricted stock units (“RSUs”) with a value of $36,822 under the Amended and Restated 2004 Stock Incentive Plan to Mary M. VanDeWeghe, who was appointed a Director on July 16, 2009. The terms and conditions for such restricted stock units will be reflected in an agreement to be executed by Ms. VanDeWeghe. The form of such agreement was filed as an exhibit on Form 8-K on January 12, 2009. Per the Company’s policy, the number of RSUs was determined based on the closing price for the Company’s stock on August 7, 2009, the fifth business day of the month.

Item 5.02(d)(e).	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)

(1)	None.

(2)	None.

(3)	On August 6, 2009, the Board assigned Mary M. VanDeWeghe, who was named a Director in July, to serve on the Audit Committee and the Nominating and Corporate Governance Committee.

(4)	None.

Item 8.01	Other Events.

On August 5, 2009, the Compensation Committee of Nalco Holding Company amended its Compensation Committee charter to establish an approval policy that any assignment given to an executive compensation consulting firm that is reasonably expected to generate a fee in excess of $30,000, shall first be approved by the Compensation Committee or the Compensation Committee Chairperson. The revised charter is attached as an exhibit to this filling.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished pursuant to Item 9.01 of Form 8-K:

(99.1)	Amended Compensation Committee Charter for Nalco Holding Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO HOLDING COMPANY

/s/ Stephen N. Landsman

Secretary

Date: August 10, 2009